Exhibit 99.2

AeroCentury Corp. Announces Closing of Securities Purchase Agreement

PALO ALTO, CALIFORNIA, September 30, 2021 (GLOBE NEWSWIRE) -- AeroCentury Corp. (“AeroCentury” or the “Company”) (NYSE American: ACY), today announced the closing of the sale of an aggregate 2,870,927 shares of Common Stock of the Company at $3.85 per share, for an aggregate cash purchase price of approximately $11 million (the “Transaction”) pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”) between and among Yucheng Hu, Hao Yang, Jing Li, Yeh Ching, Yu Wang, TongTong Ma, Qiang Zhang, Yanhua Li, and Yiyi Huang (collectively, the “Plan Sponsors”) and AeroCentury. The Transaction was previously approved by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on August 31, 2021.

Upon consummation of the Transaction, the Plan Sponsors became holders, of approximately 65% of the outstanding shares of Common Stock of AeroCentury, and AeroCentury completed its Chapter 11 restructuring process and emerged from its Chapter 11 bankruptcy.

Michael Magnusson, the Company’s previous Chief Executive Officer, said: “We are happy to conclude the Company’s Chapter 11 reorganization with the closing of this $11 million capital investment by Mr. Hu and other investors, which will enable the Company to move forward with no debt and with new capital resources. Although this can be seen as a new beginning for AeroCentury, I and my group of colleagues that the aviation industry has come to know for many years as “AeroCentury”, will remain in place with the Company’s majority-owned subsidiary, JetFleet Holding Corp., which will continue the legacy regional aircraft business of the Company under the aptly-named “JetFleet” moniker. With proceeds of the Plan Sponsors’ equity investment earmarked to fund the re-start of JetFleet Holding Corp.’s activities, we are excited to retake our place as a major player in that regional aviation space.”

Yucheng Hu, the Company’s new Chief Executive Officer, said: “We are very pleased to complete the Transaction. We look forward to continuing to enjoy a portion of the growth and development of the Company’s legacy aircraft leasing business through our majority stake in the Company’s previously wholly-owned subsidiary, JetFleet Holding Corp., but we will also be opportunistic and look for additional growth investments in the future to diversify our revenue streams and potential high growth earnings to our shareholders.”

The Company and its U.S. subsidiaries previously filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Court on March 29, 2021. On August 31, 2021, the Bankruptcy Court confirmed the Company’s Plan of Reorganization.

The Bankruptcy Court filings and other information related to the proceedings are available on a separate website administered by the Company’s noticing and claims agent, Kurtzman Carson Consultants LLC, at https://www.kccllc.net/aerocentury.

Advisors

Morrison & Foerster LLP and Young Conaway Stargatt & Taylor, LLP acted as legal advisor to the Company, and B Riley Securities, Inc. acted as its financial advisor and investment banker.

Lewis Brisbois Bisgaard & Smith LLP acted as the legal advisors to Yucheng Hu, the Plan Sponsor representative.

About AeroCentury Corp.

AeroCentury is an independent global aircraft lessor and finance company specializing in regional aircraft and related engines..

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic. The forward-looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Factors that May Affect Future Results and Liquidity” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Such information speaks only as of the date of this release.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.